UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 30, 2015

Date of Report (Date of earliest event reported)

Searchlight Minerals Corp.

(Exact name of Registrant as specified in its charter)

Nevada	000-30995	98-0232244
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2360 W. Horizon Ridge Pkwy., Suite #100, Henderson, Nevada 89052

(Address of principal executive offices)

(Zip Code)

(702) 939-5247

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

Completion of Private Placement

On July 30, 2015, Searchlight Minerals Corp., a Nevada corporation (“we,” “us,” “our” or the “Company”), completed a private placement (the “Offering”) of our securities to certain accredited investors (the “Investors”). The securities were issued and sold in reliance on exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D thereunder.

In the Offering, we sold 2,215,429 “Units” of the Company’s securities at a purchase price of $0.35 per Unit, resulting in aggregate gross proceeds to us of $775,400. We intend to use the net proceeds from the Offering for general working capital purposes.

Each Unit consists of one (1) share (“Share”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”); and one common stock purchase warrant. Each warrant will entitle the warrant holder to purchase one (1) share of the Company’s Common Stock, at an exercise price (the “Warrant Exercise Price”) of $0.50 per share (the “Warrants,” and as exercised, collectively, the “Warrant Shares”). Such Warrants will expire five years from the date of issuance.

In connection with the Offering, we entered into a subscription agreement and a registration rights agreement (the “Registration Rights Agreement”) with each Investor.

Pursuant to the Registration Rights Agreement, we have agreed to file a Form S-3 registration statement with the Securities and Exchange Commission (the “SEC”) within 90 calendar days after the Company is permitted under the Securities Act and any SEC guidance to file such registration statement, and we will use our commercial best efforts to cause such registration statement to become effective as promptly as possible. The registration statement shall cover the resale of the Shares issued to the Investors in the Offering, as well as any Warrant Shares (assuming that on the date of determination the Warrants are exercised in full).

We also have agreed to file and keep continuously effective such additional registration statements until all of the shares of Common Stock registered thereunder have been sold or may be sold without volume restrictions pursuant to Rule 144 of the Securities Act. The Investors will also be granted piggyback registration rights with respect to such shares.

The foregoing descriptions of the terms, conditions and restrictions of the Warrants and the Registration Rights Agreement do not purport and are not intended to be complete and are qualified in their entirety by the complete text of those agreements, forms of which are attached as Exhibits 10.1 and10.2 respectively, to this Form 8-K. Please note however that such transaction documents, including without limitation any representations and warranties contained therein, are not intended as documents for investors or the public to obtain factual information about the current state of affairs of the Company. Rather, investors and the public should look to other disclosures contained in our reports under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Form of Warrant, dated July 30, 2015

Exhibit 10.2	Form of Registration Rights Agreement, dated July 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARCHLIGHT MINERALS CORP.

Dated: August 4, 2015	By:	/s/ Martin B. Oring
Martin B. Oring
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Form of Warrant, dated July 30, 2015

Exhibit 10.2	Form of Registration Rights Agreement, dated July 30, 2015